Exhibit (h)(4)

AMENDMENT #1 to AGENCY SERVICES AGREEMENT

AMENDMENT #1 (the “Amendment”) dated as of January 19, 2007 between

PROSHARES TRUST (“ProShares”) and JPMORGAN CHASE BANK, N.A. (“Bank).

WITNESSETH

WHEREAS, ProShares and the Bank have entered into an Agency Services Agreement dated as of June 13, 2006 (the “Agreement”), and

WHEREAS, ProShares and the Bank wish to amend the Agreement and to have the Agreement, as amended herein, govern the rights and obligations of ProShares and the Bank with respect to each and every transaction which is (a) outstanding on the date hereof and (b) entered into on or after the date hereof,

NOW, THEREFORE, in consideration of the mutual agreements herein contained, ProShares and the Bank hereby acknowledge and agree as follows:

1. Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2. Amendments.

(a) Exhibit A of the Agreement is hereby amended by replacing it in its entirety with Exhibit A annexed hereto.

(b) Section 23 shall be added as follows:

“23. DELISTING.

The Trust may delist any Fund at any time as determined in its sole discretion. In such event, a Fund which is delisted shall no longer be considered in the calculation of any fees as referenced in Section 6 of the Agreement subsequent to the date of delisting.”

3. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4. Each of the parties hereby represents and warrants that:

(a) the representations and warranties contained in the Agreement are true on and as of the date hereof as if made by the party on and as of said date, and

(b) the execution, delivery and performance of this Amendment are within the party’s corporate power and have been duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6. This Amendment shall he construed in accordance with and be governed by the laws of the State of New York (without reference to choice of law doctrine).

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

PROSHARES TRUST

/s/ Louis Mayberg
Name:	Louis Mayberg
Title:	President

JPMORGAN CHASE BANK, N.A.

/s/ Phyllis A. Schroder
Name:	Phyllis A. Schroder
Title:	President

AGENCY SERVICES AGREEMENT

EXHIBIT A*

LIST OF PROSHARES ETF SERIES

Ultra S&P 500 ProShares

Ultra QQQ ProShares

Ultra Dow 30 ProShares

Ultra MidCap 400 ProShares

Ultra SmallCap600 ProShares

Ultra Russel12000 ProShares

Ultra Basic Materials ProShares

Ultra Consumer Goods ProShares

Ultra Consumer Services ProShares

Ultra Financials ProShares

Ultra Health Care ProShares

Ultra Industrials ProShares

Ultra Oil & Gas ProShares

Ultra Real Estate ProShares

Ultra Semiconductors ProShares

Ultra Technology ProShares

Ultra Utilities ProShares

Short S&P 500 ProShares

Short QQQ ProShares

Short Dow 30 ProShares

Short MidCap 400 ProShares

Short SmallCap600 ProShares

Short Russel12000 ProShares

UltraShort S&P 500 ProShares

UltraShort QQQ ProShares

UltraShort Dow 30 ProShares

UltraShort MidCap 400 ProShares

UltraShort SmallCap600 ProShares

UltraShort Russe112000 ProShares

UltraShort Basic Materials ProShares

UltraShort Consumer Goods ProShares

UltraShort Consumer Services ProShares

UltraShort Financials ProShares

UltraShort Health Care ProShares

UltraShort Industrials ProShares

UltraShort Oil & Gas ProShares

UltraShort Real Estate ProShares

UltraShort Semiconductors ProShares

UltraShort Technology ProShares

UltraShort Utilities ProShares